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                          INVESTMENT ADVISORY AGREEMENT
                           BETWEEN ATLAS ASSETS, INC.
                            AND ATLAS ADVISERS, INC.
                                   APPENDIX A
                          AS AMENDED FEBRUARY 28, 2003

                             ATLAS MONEY MARKET FUND
                      ATLAS CALIFORNIA MUNICIPAL MONEY FUND
           (Formerly the Atlas California Double Tax Free Money Fund);
                         ATLAS U.S. TREASURY MONEY FUND


    ON THE PORTION OF                                        ANNUAL
DAILY TOTAL NET ASSET VALUE                                   RATE

Assets up to $500 million                                     .50%
Assets over $500 million                                      .475%


                      *ATLAS AMERICAN ENTERPRISE BOND FUND
                       ATLAS NATIONAL MUNICIPAL BOND FUND
                   (Formerly the Atlas Tax Free Income Fund);
                      ATLAS CALIFORNIA MUNICIPAL BOND FUND
          (Formerly the Atlas California Double Tax Free Income Fund);
               ATLAS U.S. GOVERNMENT AND MORTGAGE SECURITIES FUND

   ON THE PORTION OF                                         ANNUAL
DAILY TOTAL NET ASSET VALUE                                   RATE

Assets up to $500 million                                     .55%
Assets over $500 million                                      .50%


                          ATLAS GROWTH AND INCOME FUND;
                              ATLAS BALANCED FUND;
                           ATLAS STRATEGIC GROWTH FUND

    ON THE PORTION OF                                         ANNUAL
DAILY TOTAL NET ASSET VALUE                                    RATE

Assets up to $100 million                                     .70%
Assets over $100 million
  and up to $500 million                                      .60%
Assets over $500 million                                      .50%


*New Fund

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                                ATLAS VALUE FUND
                            ATLAS GLOBAL GROWTH FUND
                           ATLAS EMERGING GROWTH FUND

   ON THE PORTION OF                                         ANNUAL
DAILY TOTAL NET ASSET VALUE                                   RATE

Assets up to $100 million                                     .80%
Assets over $100 million
  and up to $500 million                                      .75%
Assets over $500 million                                      .70%


                           ATLAS STRATEGIC INCOME FUND

   ON THE PORTION OF                                           ANNUAL
DAILY TOTAL NET ASSET VALUE                                     RATE

Assets up to $100 million                                     .75%
Assets over $100 million
  and up to $500 million                                      .70%
Assets over $500 million                                      .65%


                               ATLAS FUND OF FUNDS
                            ATLAS S&P 500 INDEX FUND

   ON THE PORTION OF                                           ANNUAL
DAILY TOTAL NET ASSET VALUE                                     RATE

Assets up to $500 million                                     .25%
Assets over $500 million                                      .23%


*New Fund


Agreed to February 28, 2003

ATLAS ASSETS, INC.                                         ATLAS ADVISERS, INC.



By: /s/ W. Lawrence Key                        By: /s/ W. Lawrence Key
    ----------------------                         ---------------------
         W. Lawrence Key                            W. Lawrence Key
         Group Sr. Vice President                   Group Sr. Vice President
         and Chief Operating Officer                and Chief Operating Officer

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